EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
Agri Point Ltd.	Republic of Cyprus

Agro Storage d.o.o, a subsidiary of Agri Point Ltd.	Bosnia

Impact Risk Funding Inc., PCC, a subsidiary of Ag States Agency, LLC	Washington DC

Ag States Reinsurance Co., IC, a subsidiary of Impact Risk Funding Inc.	Washington DC

Ag States Agency of Montana, Inc.	Montana

Allied Agronomy, LLC	North Dakota

Ardent Mills S.a.r.l	Luxembourg

Ardent Mills, LLC	Delaware

Battle Creek/CHS, LLC	Delaware

Badger Energy Services, LLC	Wisconsin

CENEX AG, Inc.	Delaware

CENEX Pipeline, LLC	Minnesota

Central Montana Propane, LLC	Montana

Central Plains Ag Services LLC	Minnesota

CHS de Argentina, SA	Argentina

CHS Agritrade d.o.o, a subsidiary of CHS Europe S.a.r.l	Bosnia

CHS Agri Intelligence LLC	Minnesota

CHS AGRONEGOCIO - Industria e Comercio Ltda.	Brazil

CHS Canada Cooperative	Alberta

CHS Canada LP	Alberta

CHS Canada, Inc.	Manitoba

CHS (Taiwan) Commodity Trading Co. Ltd	Taiwan

CHS Country Operations Canada, Inc.	Alberta

CHS Trading Company Australia Pty. Ltd.	Australia

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
CHS Energy Canada, Inc.	Alberta

CHS Holdings, Inc.	Minnesota

CHS Inc. de Mexico	Mexico

CHS Europe S.a.r.l	Switzerland

CHSINC Iberica SL, a subsidiary of CHS Europe S.a.r.l	Spain

CHS Luxembourg, S.a.r.l	Luxembourg

CHS Milling Luxembourg, S.a.r.l.	Luxembourg

CHS Milling Holdco, LLC	Minnesota

CHS Tarim ve Gida Sanayii Limited Sirketi	Turkey

CHS Ukraine, LLC, a subsidiary of CHS Europe S.a.r.l	Ukraine

Omega Terminal, SA, a subsidiary of CHS Europe S.a.r.l	Switzerland

Oregana Co., Ltd., a subsidiary of CHS Europe S.a.r.l	Republic of Cyprus

CHS Agromarket, LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

Andali Operacoes Industriais S.A., a subsidiary of CHS do Brasil Ltda.	Brazil

CHS Comercio Servicos E Solucoes Agricolas Ltda, a subsidiary of CHS do Brasil Ltda.	Brazil

CHS Agritrade Bulgaria Ltd., a subsidiary of CHS Europe S.a.r.l	Bulgaria

CHS Agritrade Hungary Ltd., a subsidiary of CHS Europe S.a.r.l	Hungary

CHS Bermuda GP	Bermuda

RosAgroInvest LLC, a subsidiary of Oregana Co., Ltd.	Russian Federation

Global Agri LLC, a subsidiary of Serseris Holdings Limited	Ukraine

CHS Hong Kong Limited, a subsidiary of CHS Europe S.a.r.l	Hong Kong

CHS (Shanghai) Trading Co., Ltd., a subsidiary of CHS Hong Kong Ltd	China

CHS Industries Ltd. (f/k/a Solbar Industries Ltd.), a subsidiary of CHS Europe S.a.r.l	Israel

CHS Israel Protein Foods Ltd (f/k/a Solbar Hatzor Ltd.), a subsidiary of CHS Industries Ltd.	Israel

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
CHS Insurance Services, LLC	Minnesota

CHS Korea, LLC	South Korea

CHS Pacific Private Limited (f/k/a Solbar Pacific Limited), a subsidiary of CHS Industries Ltd.	Republic of Singapore

CHS Serbia D.O.O. Novi Sad, a subsidiary of CHS Industries Ltd.	Serbia

CHS Singapore Trading Company PTE. LTD.	Republic of Singapore

CHS South Sioux City, Inc. (f/k/a Solbar USA, Inc.)	Delaware

CHS Uruguay SRL	Uruguay

CHS-Elkton	South Dakota

CHS-Farmco, Inc.	Kansas

CHS-GC, Inc.	Colorado

CHS-LCC Co-op	Wisconsin

CHS-Holdrege, Inc.	Nebraska

CHS-Hamilton, Inc.	Michigan

CHS-M&M, Inc.	Colorado

CHS-New Salem	North Dakota

CHS-Ostrander	Minnesota

CHS-Rochester	Minnesota

CHS-Shipman, Inc.	Illinois

CHS-SLE Land, LLC	Louisiana

CHS-Valley City	Minnesota

CHS-Wallace County, Inc.	Kansas

Circle Land Management, Inc.	Minnesota

CHS Capital, LLC	Minnesota

Cofina Funding, LLC, a subsidiary of CHS Capital, LLC	Delaware

CHS Capital ProFund LLC, a subsidiary of CHS Capital, LLC	Minnesota

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION
Colorado Retail Ventures Services, LLC	Colorado

Cooperative Agronomy Services	South Dakota

Cornerstone Ag, LLC	Delaware

CHS Hedging, Inc.	Delaware

CZL Ltd.	Japan

Dakota Agronomy Partners, LLC	North Dakota

Dakota Quality Grain Cooperative LLC	Minnesota

Energy Partners, LLC	Montana

Fin-Ag, Inc.	South Dakota

Front Range Pipeline, LLC	Minnesota

Genetic Marketing Group, LLC	Washington

GTL Resources Limited	England

GTL Resources Overseas Investments, Limited	England

GTL Resources USA, Inc.	Delaware

Green Bay Terminal Corporation	Wisconsin

Illinois River Energy, LLC	Illinois

Imperial Valley Terminal, LLC	Illinois

Jayhawk Pipeline, LLC	Kansas

Kaw Pipe Line Company	Kansas

Larson Cooperative TVCS	Wisconsin

Latty Grain Ltd	Ohio

Low Carbon Energy Solutions, LLC	Illinois

McPherson Agricultural Product, LLC	Kansas

Midwest Ag Supplements, LLC	Minnesota

Mountain Country, LLC	Idaho

M Taìrhaìz Raktaìrozaìsi eìs Szolgaìltatoì Korlaìtolt Felelosseìgu Taìrsasaìg	Hungary

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION

National Cooperative Refinery Association (NCRA)	Kansas

Clear Creek Transportation, LLC, a subsidiary of NCRA	Kansas

Norick Risk Funding Concepts, LLC	Minnesota

Northwest Iowa Agronomy, LLC	Iowa

Osage Pipe Line Company	Kansas

PGG/HSC Feed Company, LLC	Oregon

PLC Insurance Agency, Inc.	Minnesota

Red Rock Cooperative Association	South Dakota

Russell Consulting Group, LLC	Nebraska

CHS Agritrade Romania SRL, a subsidiary of CHS Europe S.a.r.l	Romania

S.C. Silotrans S.R.L.	Romania

S.C. Soyaplus S.R.L., a subsidiary of S.C. Silotrans S.R.L.	Romania

S.C. Transporter S.R.L., a subsidiary of S.C. Silotrans S.R.L.	Romania

Sinav Limited	England

Solbar Europe BV, a subsidiary of CHS Israel Protein Foods Ltd	The Netherlands

CHS Ningbo Protein Foods Ltd., a subsidiary of CHS Pacific Private Limited	China

CHS de Paraguay SRL, a subsidiary of CHS Singapore Trading Company PTE. LTD.	Paraguay

Southwest Crop Nutrients, LLC	Kansas

S.P.E. CHS Plant Extracts Ltd. (f/k/a S.P.E. Solbar Plant Extracts Ltd.), a subsidiary of CHS Industries Ltd.	Israel

St. Hilaire Ag Insurance, Inc.	Minnesota

St. Paul Maritime Corporation	Minnesota

TEMCO, LLC	Delaware

The Farmers Elevator Company of Lowder	Illinois

The Purchasing Group, LLC	Colorado

SUBSIDIARY	JURISDICTION OF INCORPORATION/ ORGANIZATION

United Country Brands LLC	Delaware

Agriliance LLC, a subsidiary of United Country Brands LLC	Delaware

Ventura Foods, LLC	Delaware

Wabash Valley Grain, LLC	Indiana

Wagner Gas & Electric, Inc.	Wisconsin

Watertown Crop Nutrients LLC	South Dakota

Western Feed, LLC	Minnesota

Whitesville Crop Nutrients LLC	Indiana